Exhibit (s)

Calculation of Filing Fee Tables

Form N-2
(Form Type)

HAMILTON LANE PRIVATE ASSETS FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)	$ 2,000,000,000	—	$2,000,000,000	0.00015310	$306,200
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities									—	—	—	—
Total Offering Amounts						$2,000,000,000	0.00015310	$306,200
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$306,200

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered (4) Previously Registered (4)	Maximum Aggregate Offering Price of Securities Previously Registered (4) (4)	Form Type	File Number	Initial Effective Date
Equity	Common Stock	$4,000,000,000	$4,000,000,000	N-2	333-281037	December 16, 2020

(1)	Hamilton Lane Private Assets Fund (the “Registrant”) hereby offers up to an additional $2,000,000,000 of common shares of beneficial interest (“Shares”) pursuant to this Registration Statement, for a maximum aggregate amount of $6,000,000,000 of Shares, including the Registration Statement File No. 333-281037, dated July 26, 2024, previously filed by the Registrant on Form N-2 (the “Prior Registration Statement”), as amended hereby. The offering currently includes Class R Shares, Class I Shares and Class D Shares.
(2)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of determining the registration fee.
(3)	Calculated pursuant to Rule 457(o) and paid in connection with the filing of this Registration Statement on July 29, 2025. Amount represents $306,200 to register the additional $2,000,000,000 of Shares registered hereby under this Registration Statement, for a total maximum offering price under the Registration Statement, including the Prior Registration Statement, of $6,000,000,000.
(4)	Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Prior Registration Statement, as supplemented March 28, 2025, previously filed by the Registrant on Form N-2 and (ii) the registration by the Registrant of additional securities as set forth in this registration statement (the “Registration Statement”). This Registration Statement also constitutes a Post-Effective Amendment to the Prior Registration Statement, and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement. Pursuant to the Prior Registration Statement, a total of $4,000,000,000 shares of beneficial interest were previously registered. This Registration Statement has registered an additional $2,000,000,000 of shares of beneficial interest, resulting in a total of $6,000,000,000 in registered shares of beneficial interest.